Exhibit 107

Calculation of Filing Fee Tables

Post-Effective Amendment to Form S-3

(Form Type)

Fulcrum Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Primary Offering of Securities
Fees to be Paid	Debt	Debt Securities	457(r)	(1)		(2)	(3)		(4)
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	457(r)	(1)		(2)	(3)		(4)
Fees to be Paid	Equity	Preferred Stock, par value $0.001 per share	457(r)	(1)		(2)	(3)		(4)
Fees to be Paid	Other	Depositary Shares(5)	457(r)	(1)		(2)	(3)		(4)
Fees to be Paid	Other	Units(6)	457(r)	(1)		(2)	(3)		(4)
Fees to be Paid	Other	Warrants	457(r)	(1)		(2)	(3)		(4)
Fees to be Paid	Unallocated (Universal) Shelf	—	457(o)	$250,000,000	(7)	(2)	$250,000,000(7)	0.0000927	(4)(7)
Fees to be Paid	Total Registration Fee:			$100,000,000		(2)	$100,000,000	0.0000927	$9,270(4)
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	457(b)	$80,913,050(7)		N/A	$80,913,050	0.0000927	$7,500.64(7)	S-3ASR	333-260754	November 4, 2021	$7,500.64
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	457(b)	$69,086,950(7)		N/A	$69,086,950	0.0001298	$8,967.49(7)	S-3	333-244136	August 11, 2020	$8,967.49
Total Offering Amounts							$250,000,000(7)	0.0000927	$23,175(7)
Total Fees Previously Paid									$16,468.28(7)
Total Fee Offsets									—
Net Fee Due									$9,270
(1)

The amount to be registered consists of up to $250,000,000 of an indeterminate amount of debt securities, common stock, preferred stock, depositary shares, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be, or in each case, pursuant to the antidilution provisions of such securities. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)

The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(6)

Units may be issued under a unit agreement and will represent an interest in one or more securities registered hereby including debt securities, shares of common stock, shares of preferred stock, depositary shares or warrants, in any combination, which may or may not be separable from one another.

(7)

The registrant previously paid a filing fee for a primary offering of $150,000,000 of the registrant’s shares of common stock (consisting of $80,913,050 newly registered securities for which it paid $7,500.64 of fees and $69,086,950 of unsold securities carried forward from a prior registration statement on Form S-3 for which it previously paid $8,967.49 of fees (calculated at the filing fee rate in effect at the time of the filing of such prior registration statement)) pursuant to a prospectus filed by the registrant on November 4, 2021. All of such $150,000,000 shares of common stock remain unsold, and is being carried forward on this registration statement, and the registrant is registering an additional $100,000,000 of securities. Accordingly, the filing fee for such newly registered securities is $9,270 and is being paid upon filing of this Amendment No. 1.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources	Fulcrum Therapeutics, Inc.	S-3	333-244136	August 11, 2020	August 11, 2020	$8,967.49	Equity	Common Stock, par value $0.001 per share	N/A	$69,086,950	$32,450
Fee Offset Sources	Fulcrum Therapeutics, Inc.	S-3ASR	333-260754	November 4, 2021	November 4, 2021	$7,500.64	Equity	Common Stock, par value $0.001 per share	N/A	$80,913,050	$7,500.64
Rule 457(p)
Fee Offset	—	—	—	—	—	—	—	—	—	—	—
Claims	—	—	—	—	—	—	—	—	—	—	—